EXHIBIT (A)(10)

LEGG MASON PARTNERS INVESTMENT SERIES

CITIFUNDS TRUST I

Amendment to the Amended and Restated Declaration of Trust

The undersigned, constituting a majority of the Trustees of the Legg Mason Partners Investment Series and CitiFunds Trust I (each, a “Trust”), each a Massachusetts business trust, acting pursuant to such Trust’s Amended and Restated Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, with respect to each Trust, in accordance with the provisions of the Trust Document of the Trust, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	With respect to each series of shares of beneficial interests of the Trust for which “Class Y shares” have been established, such Class Y shares are hereby re-designated as “Class I shares”, and all references to “Class Y shares” in the Trust’s Trust Document are hereby amended accordingly.

This Amendment shall become effective on November 20, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, The undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment to the Amended and Restated Declaration of Trust as of this 20th day of November, 2006.

/s/ Elliott J. Berv	/s/ Donald M. Carlton
Elliott J. Berv, as Trustee and not individually	Donald M. Carlton, as Trustee and not individually

/s/ A. Benton Cocanougher	/s/ Mark T. Finn
A. Benton Cocanougher, as Trustee and not individually	Mark T. Finn, as Trustee and not individually

/s/ R. Jay Gerken	/s/ Stephen Randolph Gross
R. Jay Gerken, as Trustee and not individually	Stephen Randolph Gross, as Trustee and not individually

/s/ Diana R. Harrington	/s/ Susan B. Kerley
Diana R. Harrington, as Trustee and not individually	Susan B. Kerley, as Trustee and not individually

/s/ Alan G. Merten	/s/ R. Richardson Pettit
Alan G. Merten, as Trustee and not individually	R. Richardson Pettit, as Trustee and not individually